EXHIBIT 10.26

          SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

       This Second Amendment to the Real Estate Purchase Agreement, dated the 21st day of April, 1998 shall serve as an Addendum to the Original Real Estate Purchase Agreement dated the 5th day of October, 1997, as modified by the first Amendment to Real Estate Purchase Agreement dated the 16th day of October, 1997, between Pinnacle Sonoran Desert Properties, L.L.C. ("Seller") and Giant Industries Arizona, Inc. ("Purchaser"), covering the following described property:

       A portion of that certain parcel of real estate known as Assessors Parcel #211-40-006E and a portion of ####-##-####;
  located on the Northwest corner of Tatum & Dynamite Boulevards, Phoenix, Arizona.

       The Seller and Purchase hereby agree to the following:

       1.   Right of First Refusal - See Exhibit B
       2.   Landscape and Signage Easement - See Exhibit C
       3.   Cross access easement/agreement - See Exhibit C
       4.   Closing date extension date to April 30, 1998.

       The undersigned hereby agree to the above amendments and acknowledge that this amendment is to be made part of the original Real Estate Purchase Agreement as noted above.


       SELLER - PINNACLE SONORAN DESERT PROPERTIES, L.L.C.


           By:  /s/ Harvey Acridge            4-20-98
              --------------------            -------
                                              Date

       PURCHASER - GIANT INDUSTRIES ARIZONA, INC.

           By:  /s/ John C. Hosmar            4-21-98
              --------------------            -------
              John C. Hosmar, Director,       Date
              Retail Development

                             EXHIBIT B

                       RIGHT OF REPURCHASE

     THIS RIGHT OF REPURCHASE ("Agreement") is entered into as of the _____ day of April, 1998, by and between Giant Industries Arizona, Inc., an Arizona corporation ("Giant"), and Pinnacle Sonoran Desert Properties, L.L.C., an Arizona limited liability company ("Pinnacle").

                             RECITALS

     A. Concurrently with the recordation of this Agreement, Giant acquired certain real property from Pinnacle, located in Maricopa County, Arizona and more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference ("Property"), which is adjacent to real property owned by Pinnacle.

     B. As a condition to Pinnacle's willingness to convey the Property to Giant, Pinnacle desires a right to repurchase the Property under certain circumstances, and Giant is willing to grant the right to repurchase upon and subject to the terms and conditions set forth in this Agreement.

                              AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   Grant of Right to Repurchase. During the Repurchase Period
  (as hereinafter defined), Giant hereby grants to Pinnacle a right to repurchase the Property ("Right to Repurchase") upon the terms and subject to the conditions of this Agreement, if any of the following events occur:
  (i) Giant enters into a binding agreement to sell the Property to an unrelated third party purchaser; (ii) Giant enters into a binding agreement to sell all or substantially all of the assets of Giant (including the Property) and James E. Acridge and/or his heirs and legatees (collectively, "Acridge") will not own, directly or indirectly, more than fifteen percent (15%) of the beneficial interest of the successor owner of the Property; (iii) the merger or consolidation of Giant with and into another entity where Giant is not the surviving entity and James E. Acridge will not be employed as an executive officer (or similar capacity) of the new entity; or (iii) Acridge's beneficial ownership interest in Giant is less than fifteen percent (15%) and James E. Acridge will not be employed as an executive officer of Giant. Upon execution of this Agreement, Giant and Pinnacle shall execute and record a Memorandum of the Right to Repurchase substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference.

     2.   Repurchase Notice.  If at any time during the Repurchase
  Period, any of the events in Section 1 occur, Giant shall immediately provide written notice to Pinnacle of the occurrence of such event, together with a statement describing the general terms and conditions of such event ("Repurchase Notice").

     3. Term of Right to Repurchase. If not earlier terminated, the Right of Repurchase shall terminate on May 1, 2028 ("Outside Date"). The period from the date of execution of this Agreement until the Outside Date is referred to herein as the "Repurchase Period".

     4. Exercise of Right to Repurchase. Pinnacle shall have 15 days from the date of a Repurchase Notice to deliver written notice to Giant electing to purchase the Property ("Election Notice") along with an earnest money deposit of $10,000.00. If Pinnacle does not deliver the Election Notice and the earnest money deposit within the 15 day period, the Right to Repurchase shall immediately terminate in accordance with
  Section 5. If Pinnacle delivers the Election Notice and the earnest money deposit within the 15 day period, Giant shall sell the Property to Pinnacle on the following terms and conditions:

           4.1   Purchase Price.  The purchase price
  for the Property shall be at the then real estate appraised value by a mutually agreed upon appraisal and shall be paid by Pinnacle at closing by cash, certified check, wire transfer or other readily available funds. In addition, Pinnacle shall assume any indebtedness encumbering the Property.

          4.2    Assumption of Obligations.
  Pinnacle shall assume and agree to be bound by any and all obligations of Giant applicable to the Property, including, without limitation, tenant leases, service contracts and construction contracts.

          4.3 Closing. The closing of the repurchase shall occur on or before 90 days after the date of the Election Notice.

          4.4 Conveyance. At the closing, Giant shall convey the Property to Pinnacle by Special Warranty Deed , subject to all matters of record as of the date of closing

          4.5 Costs. Pinnacle shall pay all escrow and closing costs. Real property taxes relating to the Property for the current tax year shall be prorated between Giant and Pinnacle as of the closing date, based on the latest available estimates of the amount of such taxes.

          4.6 No Other Assets. The Right to Repurchase shall include only the Property, the buildings constructed on the Property, and any fixtures attached to buildings on the Property. The Right to Repurchase shall not apply to, and Giant shall have no obligation to sell or otherwise transfer to Pinnacle, any other property or assets of Giant including, but not limited to, any personal property located on or used in connection with the Property or any agreements or permits relating to the Property.

      5.  Termination of Right to Repurchase.  The Right to
  Repurchase shall terminate and be of no further force and effect upon the earliest of the following to occur: (i) failure by Pinnacle to deliver an Election Notice and the earnest money deposit within the 15 day period specified above; (ii) delivery of an Election Notice and the earnest money deposit within the 15 day period specified in Section 3 above, but, thereafter, a failure by Pinnacle to close the purchase of the Property as provided above; (iii) expiration of the Repurchase Period; (iv) an attempt by Pinnacle to improperly assign this Agreement. Upon termination of the Right to Repurchase, Giant and Pinnacle shall execute and record a Termination of Right to Repurchase, substantially in the form of Exhibit "C" attached hereto and incorporated herein by this reference.

          6. Subordinate. Pinnacle's Right to Repurchase is subordinate to any acquisition or construction financing obtained by Giant in connection with the Property and any easements, dedications, covenants, conditions, restrictions or other encumbrances subsequently recorded in the real estate records of the county where the Property is located. This subordination provision is intended to be self-executing and effective without further agreement or documentation from Pinnacle; provided, however, Pinnacle shall execute any document reasonably requested by Giant or any lender of Giant or encumbrancer of the Property to confirm or establish this subordination.

     7. Assignment. Pinnacle may not assign its interest in this Agreement, without the prior written consent of Giant, which may be granted or withheld in Giant's sole and absolute discretion.

          8. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given by personal delivery; overnight courier; or deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient as follows:

          If to Giant:        Giant Industries, Inc.
                              23733 North Scottsdale Road
                              Scottsdale, Arizona 85255
                              Attention:  Carlos A. Guerra, Esq.

  With a copy to:             Fennemore Craig
                              3003 North Central Avenue, Suite 2600
                              Phoenix, AZ 85012-2913
                              Attention:  Jay S. Kramer, Esq.

          If to Pinnacle:     Pinnacle Sonoran Properties
                              23733 N. Scottsdale Road
                              Scottsdale, Arizona 85255
                              Attention: Harv Acridge

  All notices shall be deemed given upon the earliest of (i) if hand-delivered, upon actual receipt against signed acknowledgment of receipt or affidavit of delivery; (ii) if mailed as provided above, on the fourth (4th) day after the day of mailing; (iii) if sent by overnight courier, on the next business day after the date of deposit with the courier. Any party may change its address for the receipt of notices at any time by giving written notice thereof to the other parties in accordance with the terms of this Section.

  9. Entire Agreement. This Agreement contains the complete understanding and agreement of the parties hereto with respect to all matters referred to herein, and all prior representations, negotiations and understandings are superseded by this Agreement. Neither party shall be liable or bound to the other in any manner by any agreement, warranty, representation or guarantee, except as specifically set forth herein or in any instrument executed pursuant hereto.

      10. Attorneys' Fees. In the event either party shall employ legal counsel or bring an action at law or other proceedings against the other party to enforce any of the terms, covenants or conditions hereof, the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and court costs, as determined by the judge or arbitrator sitting without a jury.

   11. Severability. If any paragraph, section, sentence, clause or phrase of this Agreement is or becomes illegal, null or void for any reason or is held by any court of competent jurisdiction to be illegal, null or void, the remaining paragraphs, sections, sentences, clauses or phrases of this Agreement shall continue in full force and effect and shall not be affected thereby.

     12. Time of Essence. Time is of the essence of this Agreement and each and every provision hereof.

     13. Binding Effect. This Agreement and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, administrators, personal representatives, successors and permitted assigns of the parties hereto.

     14. Time for Performance. If the date provided herein within which any requirement must be met falls on a Saturday or Sunday or on any legal holiday, then the date for compliance shall be extended to the next day when none of the above is applicable.

  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to its conflicts of law principles.

  16. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement and no partial or single exercise of that right shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

  17. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

  18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                   "GIANT"

                        GIANT INDUSTRIES OF
                        ARIZONA, INC., an
                        Arizona corporation

                        By: /s/ John C. Hosmar
                        --------------------------------
                        Name: John C. Hosmar
                        Title: Director of Retail Development


                        "PINNACLE"

                        PINNACLE SONORAN DESERT
                        PROPERTIES, L.L.C., an
                        Arizona limited
                        liability company


                        By: /s/ Harvey Acridge
                        ---------------------------------
                        Name: Harvey Acridge
                        Title: General Manager

                        EXHIBIT "A"

               Description of Giant Property

  Legal Description for Tatum Ranch - Parcel 46
  Gas Station Site

  That part of the Southeast Quarter of Section 30, Township 5
  North, Range 4 East, of the Gila and Salt River Meridian,
  Maricopa County, Arizona.

                    EXHIBIT "B"

               Memorandum of Option

                   EXHIBIT "C"

        Termination of Right to Repurchase

                             EXHIBIT C

  WHEN RECORDED, RETURN TO:

  Jay S. Kramer
  Fennemore Craig
  3003 North Central Avenue
  Suite 2600
  Phoenix, Arizona  85012-2913.


                         EASEMENT AGREEMENT


          THIS EASEMENT AGREEMENT ("Agreement") is made as of the 20 day of March, 1998, by and between Giant Industries Arizona, Inc., an Arizona corporation ("Giant"), and Pinnacle Sonoran Desert Properties, L.L.C., an Arizona limited liability company ("Pinnacle").

                              RECITALS

          A. Pinnacle owns certain real property located in Maricopa County, Arizona and more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference ("Pinnacle Property"). Concurrently with the recordation of this Agreement, Giant acquired certain real property from Pinnacle, located in Maricopa County, Arizona and more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference ("Giant Property"). The Pinnacle Property and the Giant Property are adjacent.

          B. For the benefit of the Giant Property, Giant desires an easement for ingress, egress and access on, over and across the portions of the Pinnacle Property depicted on Exhibit "C" attached hereto and incorporated herein by this reference ("Giant Easement Area"). Pinnacle is willing to grant the desired easement on, over, and across the Giant Easement Area, subject to the terms and conditions of this Agreement.

          C. Pinnacle desires the following easements: (i) an easement for ingress, egress and access on, over and across portions of the Giant Property depicted on Exhibit "D" attached hereto and incorporated herein by this reference ("Pinnacle Access Easement Area"); (ii) a landscaping easement on, over and under portions of the Giant Property depicted on Exhibit "E" attached hereto and incorporated herein by this reference ("Pinnacle Landscape Easement Area"); and
  (iii) a signage easement on and over the portion of the Giant Property depicted on Exhibit "F" attached hereto and incorporated herein by this reference ("Pinnacle Signage Easement Area"), all subject to the terms and conditions of this Agreement. The Pinnacle Access Easement Area, the Pinnacle Landscape Easement Area, and the Pinnacle Signage Easement Area are sometimes collectively referred to in this Agreement as the "Pinnacle Easement Areas". Giant is willing to grant the desired easements on, over and across the Pinnacle Easement Areas, subject to the terms and conditions of this Agreement.

                              AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Giant and Pinnacle, intending to be legally bound, hereby agree as follows:

          1. Giant Access Easement. Subject to the terms and conditions of this Agreement, Pinnacle hereby grants, bargains, and conveys to Giant, for the benefit of the Giant Property, a perpetual, non-exclusive easement permitting Giant, its employees, agents, contractors, guests and invitees pedestrian and vehicular ingress, egress, and access on, over, and across the Giant Easement Area ("Giant Easement"). Pinnacle shall maintain the Giant Easement Area in accordance with Section 5.

          2. Pinnacle Access Easement. Subject to the terms and conditions of this Agreement, Giant hereby grants, bargains, and conveys to Pinnacle, for the benefit of the Pinnacle Property, a perpetual, non-exclusive easement permitting Pinnacle, its employees, agents, contractors, guests and invitees pedestrian and vehicular ingress, egress and access on, over and across the Pinnacle Access Easement Area ("Pinnacle Access Easement"). Giant, at its sole cost and expense, shall maintain the Pinnacle Access Easement Area in accordance with Section 5.

          3. Landscape Easement. Subject to the terms and conditions of this Agreement, Giant hereby grants, bargains, and conveys to Pinnacle, a perpetual, non-exclusive easement permitting Pinnacle, its employees, contractors, and agents, to plant, install, maintain, or replace landscaping on, over, across, and under the Pinnacle Landscape Easement Area ("Pinnacle Landscape Easement"). Pinnacle, at its sole cost and expense, shall maintain the Pinnacle Landscape Easement Area in accordance with Section 5.

         4. Signage Easement. Subject to the terms and conditions of this Agreement, Giant hereby grants, bargains, and conveys to Pinnacle, a perpetual, non-exclusive easement permitting Pinnacle, its employees, contractors, and agents, to maintain, replace, repair, reconstruct or reconfigure a monument size and design subject to Giant's approval that will not be unreasonably withheld, sign identifying the project (and not individual tenants or property owners), on the Pinnacle Signage Easement Area ("Pinnacle Signage Easement"). Pinnacle may not erect or maintain any sign advertising the sale of portions of the Pinnacle Property or any other sign of a temporary nature on the Pinnacle Signage Area. Pinnacle, at its sole cost and expense, shall maintain the Pinnacle Signage Easement Area in accordance with Section 5.

  5.      Condition of Easements.

          5.1 Standard of Maintenance. The Giant Easement Area and the Pinnacle Easement Areas shall be maintained in a clean and attractive manner, free of litter and debris, in substantial conformance with other first class commercial developments in Maricopa County, Arizona. Maintenance of the Giant Easement Area and the Pinnacle Access Easement Area shall include keeping paved or otherwise artificially surfaced areas in good repair, striped as necessary, and reasonably free of potholes. Maintenance of the Pinnacle Landscape Easement Area shall include installing, planting, weeding, pruning, fertilizing, replacing shrubs and other landscaping as necessary, and repairing automatic sprinkler systems as necessary. Maintenance of the Pinnacle Signage Easement Area shall include installing, cleaning, maintaining, repairing and replacing signage located within the Pinnacle Signage Easement Area.

          5.2 Pinnacle's Right to Maintain. If Giant fails to maintain the Pinnacle Access Easement Area in accordance with Section 5.1, Pinnacle may provide Giant with written notice of this failure. If, after 10 days written notice from Pinnacle to Giant, Giant fails to maintain or repair any portion of the Pinnacle Access Easement Area and/or fails to diligently prosecute such work to completion, Pinnacle shall have the right, but not the obligation, to maintain and repair the Pinnacle Access Easement Area. Pinnacle may then submit a statement for, and reasonable documentation of, such expenses to Giant, requesting reimbursement for any expenses incurred in performing the maintenance or repair. Giant hereby authorizes Pinnacle and its agents, employees and contractors to enter upon the Pinnacle Access Easement Area to maintain and to make repairs pursuant to this Subsection 5.2.

          5.3 Giant's Right to Maintain. If Pinnacle fails to maintain the Giant Easement Area, the Pinnacle Landscape Easement Area or the Pinnacle Signage Easement Area in accordance with Section 5.1, Giant may provide Pinnacle with written notice of this failure. If, after 10 days written notice from Giant to Pinnacle, Pinnacle fails to maintain or repair any portion of these areas and/or fails to diligently prosecute such work to completion, Giant shall have the right, but not the obligation, to make the necessary maintenance or repair. Giant may then submit a statement for, and reasonable documentation of, such expenses to Pinnacle, requesting reimbursement for any expenses incurred in performing the maintenance or repair. Pinnacle hereby authorize and enter upon the Pinnacle Property to maintain and to make repairs pursuant to this Subsection 5.3.

          5.4 No Obstruction. Pinnacle covenants that it shall not cause or permit the Giant Easement Area to be obstructed so as to interfere with Giant's use. Giant covenants that it shall not cause or permit the Pinnacle Access Easement Area to be obstructed so as to interfere with Pinnacle's use. Without limiting the foregoing, Pinnacle and Giant agree that no fence, wall, or other barrier that would prevent, impair or obstruct passage of pedestrian or vehicular traffic shall be erected on the Giant Easement Area or the Pinnacle Access Easement Area.

  6. Covenants Running with the Land. The Giant Easement and the Pinnacle Access Easement shall be easements, restrictions, and covenants running with the land and shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors and assigns. The Pinnacle Landscape Easement and the Pinnacle Signage Easement are personal to Pinnacle and shall not be covenants running with the land, but may be assigned as follows: (i) to a non-profit owners' association formed to manage and operate the project, without the consent of Giant; or (ii) to another entity or person.

  7.      Indemnification and Insurance.

          7.1 Indemnification. Each party to this Agreement shall indemnify, defend and hold the other party harmless, for, from, and against any and all claims, demands, causes of action, losses, damages, liabilities, obligations, costs, and expenses (including, but not limited to, reasonable attorneys' fees, mechanics' and materialmen's liens, and disbursements), arising out of any personal injury or property damage alleged to have been caused by the other party or the other party's agents, licensees, invitees, contractors or employees and in any way related to this Agreement. The indemnity obligations set forth in this Subsection 7.1 shall survive the termination of the right to use the Giant Easement Area and/or the Pinnacle Easement Areas pursuant to this Agreement.

          7.2 Insurance. Each party to this Agreement shall maintain a policy of commercial general liability insurance, with a contractual liability endorsement, covering the indemnification obligations set forth in this Agreement, in an amount prudent for owners of similar properties in Maricopa County, Arizona, but in no event less than $1,000,000, and naming the other party as an additional insured. A policy complying with these requirements shall remain in effect throughout the term of this Agreement. Any such insurance policy shall require the insurer to provide both parties to this Agreement with at least 30 days prior written notice of any cancellation of the insurance policy. Certificates of insurance shall be provided by each party upon request by the other party.

  8. Entire Agreement. This Agreement contains the complete understanding and agreement of the parties hereto with respect to all matters referred to herein, and all prior representations, negotiations and understandings are superseded by this Agreement. Neither party shall be liable or bound to the other in any manner by any agreement, warranty, representation or guarantee, except as specifically set forth herein or in any instrument executed pursuant hereto.

  9. Severability. If any paragraph, section, sentence, clause or phrase of this Agreement is or becomes illegal, null or void for any reason or is held by any court of competent jurisdiction to be illegal, null or void, the remaining paragraphs, sections, sentences, clauses or phrases of this Agreement shall continue in full force and effect and shall not be affected thereby.

  10. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given by personal delivery; overnight courier; or deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient as follows:

          If to Giant:   Giant Industries, Inc.
                         23733 North Scottsdale Road
                         Scottsdale, Arizona 85255
                         Attention:  Carlos A. Guerra, Esq.

  With a copy to:        Fennemore Craig
                         3003 North Central Avenue, Suite 2600
                         Phoenix, AZ 85012-2913
                         Attention:  Jay S. Kramer, Esq.

        If to Pinnacle:  Harvey Acridge
                         23733 North Scottsdale Road
                         Scottsdale, Arizona 85255

  All notices shall be deemed given upon the earliest of (i) if hand-delivered, upon actual receipt against signed acknowledgment of receipt or affidavit of delivery; (ii) if mailed as provided above, on the fourth (4th) day after the day of mailing; (iii) if sent by overnight courier, on the next business day after the date of deposit with the courier. Any party may change its address for the receipt of notices at any time by giving written notice thereof to the other parties in accordance with the terms of this Section.

  11. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement and no partial or single exercise of that right shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

  12. Interpretation. This Agreement shall be construed as a whole and in accordance with its fair meaning, without regard to any presumption or rule of construction causing this Agreement or any part of it to be construed against the party causing the Agreement to be written.

  13. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

  14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona, without reference to its conflicts of law principles.

     15. Attorneys' Fees. In the event either party shall employ legal counsel or bring an action at law or other proceedings against the other party to enforce any of the terms, covenants or conditions hereof, the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and court costs, as determined by the judge or arbitrator sitting without a jury.

  16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument.

                     "GIANT"

                     GIANT INDUSTRIES OF
                     ARIZONA, INC., an
                     Arizona corporation

                     By:  /s/ John C. Hosmar
                     -----------------------------
                     Name: John C. Hosmar
                     Title: Director Retail Development


                     "PINNACLE"

                     PINNACLE SONORAN DESERT PROPERTIES, L.L.C., an Arizona limited liability company


                     By: /s/ Harvey Acridge
                     Name:
                     Title:  General Manager

  STATE OF ARIZONA    )
                      )  ss
  County of Maricopa  )

  The foregoing instrument was acknowledged before me this 20 day of March 1998, by John C. Hosmar, the Director of R.E./Facilities
  Development of Giant Industries Arizona, Inc., an Arizona corporation, on behalf of the corporation.

                              /s/ Penelope M. Lewis
                              ----------------------------
                              Notary Public
  My Commission Expires:
  10/26/2001



  STATE OF ARIZONA    )
                      )ss
  County of Maricopa  )

  The foregoing instrument was acknowledged before me this 20 day of March, 1998, by Harvey Acridge, the General Manager of Sonoran
  Desert Properties, L.L.C., an Arizona corporation, on behalf of the corporation.

                              /s/ Pamela J. Wisness
                              ----------------------------
                              Notary Public
  My Commission Expires:
  July 20, 2001

                        EXHIBIT "A"

             Description of Pinnacle Property

  That part of the Southeast quarter of Section 30, Township
  5 North, Range 4 East of the Gila and Salt River Base and
  Meridian, Maricopa County, Arizona.
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                        EXHIBIT "B"

               Description of Giant Property

  Legal Description for Tatum Ranch - Parcel 46
  Gas Station Site

  That prat of the Southeast Quarter of Section 30, Township
  5 North, Range 4 East, of the Gila and Salt River Meridian,
  Maricopa county, Arizona.
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                   EXHIBIT "C"

         Depiction of Giant Easement Area

                   EXHIBIT "D"

    Depiction of Pinnacle Access Easement Area

                         EXHIBIT "E"

        Depiction of Pinnacle Landscape Easement Area

  Legal Description for Tatum Ranch - Parcel 46
  Landscape and Signage Easement


  That part of the Southeast Quarter of Section 30, Township
  5 North, Range 4 East, of the Gila and Salt River Meridian,
  Maricopa County, Arizona.

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
                   EXHIBIT "F"

   Depiction of Pinnacle Signage Easement Area